Exhibit 99.1

NRG Yield, Inc. Reports Full Year and

Fourth Quarter 2015 Financial Results

2015 Financial Highlights

•                  $720 million of Adjusted EBITDA for full year 2015

•                  $179 million of Cash Available for Distribution (CAFD) for full year 2015

•                  $0.215 per share quarterly dividend paid to Class A and Class C common stock holders ($0.86 per share annualized) on December 15, 2015 representing a 15% year over year increase since the fourth quarter 2014

•                  Raised total net proceeds of over $1 billion in third party financing through the issuance of Class C common stock, convertible notes and tax equity; the proceeds were used to fund acquisitions, repay project level indebtedness and for general corporate purposes

Increasing Dividend

•                  On February 17, 2016, announced a 4.65% quarter over quarter increase in the Class A and Class C common stock dividend payable in first quarter of 2016 to $0.225 per share ($0.90 per share annualized)

•                  Reaffirming the target of $0.25 per share quarterly dividend ($1.00 per share annualized) by the fourth quarter 2016, a 16% year over year increase and a 67% increase since our first post-IPO dividend in the fourth quarter 2013

Business Highlights

•                  In 2015, NRG Yield increased the size of its contracted generation portfolio by approximately 1.6 GW and approximately $80 million in annual CAFD through the execution of both drop down transactions with NRG Energy and third party acquisitions

•                  In May 2015, and concurrent with the recapitalization of the Company through the creation of the new Class C common stock, NRG Yield and NRG Energy agreed to an expanded ROFO agreement for approximately 800 MW of new long term contracted natural gas assets, 900 MWs of wind assets(1), and $250 million commitment in residential and business renewable solar portfolios

•                  Announcing a $50 million reallocation in NRG Yield’s previously committed investment partnerships with NRG Energy from residential solar to business renewables to more closely align with NRG’s strategic priorities

Reaffirming 2016 Guidance

•                  Full year 2016 guidance:

•                  Adjusted EBITDA of $805 million

•                  CAFD of $265 million

PRINCETON, NJ — February 29, 2016 — NRG Yield, Inc. (NYSE: NYLD, NYLD.A) today reported fourth quarter 2015 financial results including Adjusted EBITDA of $183 million and CAFD of $15 million, which resulted in full year Adjusted EBITDA and CAFD for 2015 of $720 million and $179 million, respectively. Net income attributable to Class A and Class C stockholders for the twelve months ended December 31, 2015 was $33 million or $0.40 per Class A and Class C common share.

(1)   Includes the Nov. 3, 2015 Drop Down of 611 net MW

“NRG Yield ended the year strong, delivering on our financial commitments while maintaining a robust growth pipeline through our strategic relationship with NRG,” said Mauricio Gutierrez, NRG Yield’s Interim Chief Executive Officer. “While the capital markets continue to be quite turbulent, we remain focused on executing across our portfolio. Furthermore, we believe NRG Yield continues to represent a unique investment opportunity, both with its predictable and growing dividend as well as its ability to participate in the sector’s secular growth trends.”

Overview of Financial and Operating Results

Note 1: In accordance with GAAP, 2014 results have been recast to include the Drop Down Assets acquired by NRG Yield from NRG on June 30, 2014 (June 2014 Drop Down Assets), January 2, 2015 (January 2015 Drop Down Assets), and November 3, 2015(2) (November 2015 Drop Down Assets) as if the combinations have been in effect since the inception of common control.

Table 1: Selected Financial Results

	Three Months Ended		Twelve Months Ended
($ in millions)	12/31/15	12/31/14	12/31/15	12/31/14
Operating Revenue	$209	$212	$869	$746
Net Income	13	4	55	99
Adjusted EBITDA	183	159	720	582
Cash Available for Distribution	15	12	179	155

Segment Results

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/15	12/31/14	12/31/15	12/31/14
Conventional	$90	$79	$313	$293
Renewable	85	73	368	238
Thermal	10	8	51	58
Corporate	(2)	(1)	(12)	(7)
Adjusted EBITDA	$183	$159	$720	$582

Table 3: Net Income/(Loss)

($ in millions)	Three Months Ended		Twelve Months Ended
Segment	12/31/15	12/31/14	12/31/15	12/31/14
Conventional	$53	$48	$156	$141
Renewable	(17)	(42)	(35)	(28)
Thermal	2	3	22	31
Corporate	(25)	(5)	(88)	(45)
Net Income	$13	$4	$55	$99

For the fourth quarter, NRG Yield reported Net Income of $13 million, Adjusted EBITDA of $183 million, and CAFD of $15 million. Fourth quarter CAFD outperformed guidance driven by favorable wind production at the Alta wind farm in California, a one-time receipt of

(2)   November 3, 2015 Drop Down consisted of 75% interest in a portfolio of twelve wind facilities insurance proceeds related to the Q1 2015 El Segundo forced outage, and a $3 million timing delay of debt service payments subsequently paid in January 2016.

For the year ended December 31, 2015, NRG Yield reported Net Income of $55 million, Adjusted EBITDA of $720 million, and CAFD of $179 million. Full year Adjusted EBITDA was higher than 2014 primarily due to the full year impact of Alta Wind and Walnut Creek, as well as the acquisitions of Desert Sunlight and Spring Canyon. Full year CAFD was higher than 2014 primarily due to the full year impact of the June 2014 Drop Down Assets, the acquisition of the January 2015 Drop Down Assets, and the acquisition of Desert Sunlight. Fourth quarter Adjusted EBITDA and CAFD was higher than the same period in 2014 primarily as a result of the acquisition of Desert Sunlight.

Operational Performance

Table 4: Selected Operating Results

	Three Months Ended		Twelve Months Ended
(MWh and MWht in thousands)	12/31/15	12/31/14	12/31/15	12/31/14
Equivalent Availability Factor (Conventional)	98.8%	98.0%	94.3%	95.8%
Renewable Generation Sold (MWh)	1,480	1,403	5,740	3,977
Thermal Generation Sold (MWht)(1)	505	500	2,243	2,265

(1)   Also includes Thermal MWh sold

For the fourth quarter 2015, NRG Yield maintained strong safety performance with a 0.49 incident rate. Generation in the renewable segment was 5% higher in the fourth quarter versus the same period in 2014 as a result of the Spring Canyon acquisition in May 2015.

Liquidity and Capital Resources

Table 5: Liquidity

($ in millions)	12/31/15	12/31/14
Cash and Cash Equivalents	$111	$429
Restricted Cash	48	47
Total Cash	$159	$476
Revolver Availability	133	412
Total Liquidity	$292	$888

Total liquidity as of December 31, 2015 was $292 million, a decrease of $596 million from December 31, 2014. This reflects a decrease in revolver availability of $279 million and a decrease in cash of $317 million primarily used to fund the acquisitions of the January 2015 and November 2015 Drop Down Assets.(3)

Summary of 2015 Acquisitions

January 2015 Drop Down Assets:

•                  Walnut Creek — 485 MW natural gas facility located in City of Industry, CA

•                  Tapestry — Three wind facilities totaling 204 MW: including Buffalo Bear, 19 MW in Buffalo, OK; Taloga, 130 MW in Putnam, OK; and Pinnacle, 55 MW in Keyser, WV

•                  Laredo Ridge — 80 MW wind facility located in Petersburg, NE

April 2015:

•                  University of Bridgeport Fuel Cell - 1.4 MW of thermal capacity located in Bridgeport, CT

(3)   See Appendix A-6 for Twelve Months Ended 2015 Sources and Uses of Cash and Cash Equivalents detail

•                  Entered into partnership with NRG Energy to invest in residential solar leases owned and developed by NRG Energy; subsequently amended in February 2016

May 2015:

•                  Spring Canyon — 90.1% interest in two wind facilities representing 54 net MW located in Logan Country, CO

•                  Entered into partnership with NRG Energy to invest in business renewable assets owned and operated by NRG; subsequently amended in February 2016

June 2015:

•                  Desert Sunlight — 25% interest in two utility-scale solar facilities representing 138 net MW located in Desert Center, CA

November 2015 Drop Down Assets:

A 75% interest in an 814 net MW portfolio of twelve wind facilities, representing 611 net MW. The wind assets included in the portfolio are:

•                  Elkhorn Ridge — 54 MW wind facility located in Bloomfield, NE

•                  San Juan Mesa — 90 MW wind facility located in Elida, NM

•                  Wildorado — 161 MW wind facility located in Vega, TX

•                  Crosswinds — 21 MW wind facility located in Ayrshire, IA

•                  Forward — 29 MW wind facility located in Berlin, PA

•                  Hardin — 15 MW wind facility located in Jefferson, IA

•                  Odin — 20 MW wind facility located in Odin, MN

•                  Sleeping Bear — 95 MW wind facility located in Woodward, OK

•                  Spanish Fork — 19 MW wind facility located in Spanish Fork, UT

•                  Lookout — 38 MW wind facility located in Berlin, PA

•                  Goat Wind — 150 MW wind facility located in Sterling City, TX

•                  Elbow Creek — 122 MW wind facility located in Howard County, TX

Reallocation of Investment Opportunity

On February 29, 2016, the Company amended its agreements with NRG in order to reallocate $50 million in existing capital commitments from residential solar to business renewables. The amendments reduce the total committed capital under the residential solar partnership from $150 million to $100 million, and create a new business renewables partnership with a total commitment of $50 million, bringing the aggregate commitments under the business renewables partnerships with NRG from $100 million to $150 million. This reallocation emphasizes continuation of the strategically symbiotic relationship between the two companies and realigns the Company’s investment priorities with NRG’s strategic growth objectives.

Quarterly Dividend Updates

On February 17, 2016, the Company’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.225 per share ($0.90 per share annualized) payable on March 15, 2016 to shareholders of record as of March 1, 2016. This equates to a 4.65% increase over the prior quarter and an increase of 15% over the past year.

Seasonality

NRG Yield’s quarterly operating results are impacted by seasonal factors. The majority of NRG Yield’s revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s core markets. The factors driving the fluctuation in Adjusted EBITDA and CAFD include the following:

•                  Higher summer capacity prices from conventional assets;

•                  Higher solar insolation during the summer months;

•                  Higher wind resources during the spring months;

•                  Debt service payments which are made either quarterly or semi-annually; and

•                  Timing of maintenance capital expenditures

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distribution on a quarterly basis.

Financial Guidance

NRG Yield is reaffirming full year guidance of $805 million Adjusted EBITDA and $265 million CAFD, although actual results may vary depending on the operating performance of the assets. Additionally, and given the seasonality described above, the Company is transitioning from disclosing specific quarterly guidance to providing expected percentage ranges related to the achievement of our full year Adjusted EBITDA and CAFD on a quarterly basis based on the portfolio owned by the Company at the present time. The first such disclosure for 2016 is provided below:

Table 6: Estimated Quarterly Adjusted EBITDA and CAFD Ranges(4)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Adjusted EBITDA	21-22%	29-31%	25-27%	22-23%
Cash Available for Distribution	13-17%	21-28%	48-52%	8-13%

Finally, the Company is targeting a quarterly dividend of $0.25 per share ($1.00 per share annualized) on each of the Company’s Class A and Class C common stock by the 4th quarter of 2016. This would represent a 16% year over year increase since the fourth quarter of 2015.

Earnings Conference Call

On February 29, 2016, NRG Yield will host a conference call at 9:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG Yield’s website at http://www.nrgyield.com and clicking on “Presentations & Webcasts.”

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the United States, including fossil fuel, solar and wind power generation facilities that provide the capacity to support more than two million American homes and businesses. Our thermal infrastructure assets provide steam, hot water and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in multiple locations. NRG Yield’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols NYLD and NYLD.A, respectively. Visit nrgyield.com for more information.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such

(4)         Percent ranges in table are primarily driven by potential variability in both wind and solar production; Renewable resources may experience deviation beyond +/-5%;  Other items which may impact CAFD include non-recurring events such as forced outages or timing of maintenance capex forward-looking statements are subject to certain risks, uncertainties and assumptions and include our Adjusted EBITDA, cash available for distribution, expected earnings, future growth and financial performance, and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG Yield believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully execute acquisitions, our ability to enter into new contracts as existing contracts expire, our ability to acquire assets from NRG Energy, Inc. or third parties, our ability to maintain or create successful partnering relationships with NRG Energy and other third parties, our ability to close drop-down transactions, and our ability to maintain and grow our quarterly dividends. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Adjusted EBITDA and cash available for distribution are estimates as of today’s date, February 29, 2016, and are based on assumptions the company believed to be reasonable as of that date. NRG Yield expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, NRG Yield makes available free of charge at www.nrgyield.com, copies of materials it files with, or furnish to, the SEC.

# # #

Contacts:

Media:	Investors:

Karen Cleeve	Kevin Cole, CFA
609.524.4608	609.524.4526

Marijke Shugrue	Lindsey Puchyr
609.524.5262	609.524.4527

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Year ended December 31,
(In millions, except per share amounts)	2015	2014 (a)	2013 (a)
Operating Revenues
Total operating revenues	$869	$746	$387
Operating Costs and Expenses
Cost of operations	312	266	148
Depreciation and amortization	265	202	74
General and administrative	12	8	7
Acquisition-related transaction and integration costs	3	4	—
Total operating costs and expenses	592	480	229
Operating Income	277	266	158
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	35	25	22
Other income, net	2	3	3
Loss on extinguishment of debt	(9)	—	—
Interest expense	(238)	(191)	(52)
Total other expense, net	(210)	(163)	(27)
Income Before Income Taxes	67	103	131
Income tax expense	12	4	8
Net Income	$55	$99	$123
Less: Pre-acquisition net (loss) income of Drop Down Assets	(20)	35	14
Net Income Excluding Pre-acquisition Net (Loss) Income of Drop Down Assets	75	64	109
Less: Predecessor income prior to initial public offering on July 22, 2013	—	—	54
Less: Net income attributable to noncontrolling interests	42	48	42
Net Income Attributable to NRG Yield, Inc.	$33	$16	$13
Earnings Per Share Attributable to NRG Yield, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	28	23
Weighted average number of Class C common shares outstanding - basic and diluted	49	28	23
Earnings per Weighted Average Class A and Class C Common Share - Basic and Diluted	$0.40	$0.30	$0.29
Dividends Per Class A Common Share	$1.015	$1.42	$0.23
Dividends Per Class C Common Share	$0.625	N/A	N/A

(a)  Retrospectively adjusted as discussed in Note 1, Nature of Business.

See accompanying notes to consolidated financial statements.

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year ended December 31,
	2015	2014 (a)	2013 (a)
	(In millions)
Net Income	$55	$99	$123
Other Comprehensive (Loss) Income, net of tax
Unrealized (loss) gain on derivatives, net of income tax benefit (expense) of $10, $5, and ($16)	(8)	(61)	48
Other comprehensive (loss) income	(8)	(61)	48
Comprehensive Income	47	38	$171
Less: Predecessor comprehensive income prior to initial public offering on July 22, 2013	—	—	73
Less: Pre-acquisition net (loss) income of Drop Down Assets	(20)	35	$14
Less: Comprehensive income (loss) attributable to noncontrolling interests	52	(4)	69
Comprehensive Income Attributable to NRG Yield Inc.	$15	$7	$15

(a)  Retrospectively adjusted as discussed in Note 1, Nature of Business.

See accompanying notes to consolidated financial statements.

NRG YIELD, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2015	December 31, 2014 (a)
	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$111	$429
Restricted cash	48	47
Accounts receivable — trade	95	90
Accounts receivable — affiliate	—	28
Inventory	35	32
Derivative instruments — affiliate	—	2
Notes receivable	7	6
Prepayments and other current assets	22	22
Total current assets	318	656
Property, plant and equipment
In service	5,748	5,604
Under construction	9	9
Total property, plant and equipment	5,757	5,613
Less accumulated depreciation	(701)	(438)
Net property, plant and equipment	5,056	5,175
Other Assets
Equity investments in affiliates	798	410
Notes receivable	10	15
Intangible assets, net of accumulated amortization of $93 and $38	1,362	1,424
Derivative instruments	—	2
Deferred income taxes	170	134
Other non-current assets	61	44
Total other assets	2,401	2,029
Total Assets	$7,775	$7,860

(a)  Retrospectively adjusted as discussed in Note 1, Nature of Business.

See accompanying notes to consolidated financial statements.

NRG YIELD, INC.

CONSOLIDATED BALANCE SHEETS (Continued)

	December 31, 2015	December 31, 2014 (a)
	(In millions, except share information)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$241	$224
Accounts payable	23	22
Accounts payable — affiliate	85	46
Derivative instruments	39	52
Accrued expenses and other current liabilities	68	65
Total current liabilities	456	409
Other Liabilities
Long-term debt	4,562	4,697
Derivative instruments	61	77
Other non-current liabilities	64	52
Total non-current liabilities	4,687	4,826
Total Liabilities	5,143	5,235
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 182,848,000 shares issued and outstanding (Class A 34,586,250, Class B 42,738,750, Class C 62,784,250, Class D 42,738,750) at December 31, 2015 and 154,650,000 shares issued and outstanding (Class A 34,586,250, Class B 42,738,750, Class C 34,586,250, Class D 42,738,750) at December 31, 2014	1	—
Additional paid-in capital	1,855	1,240
Retained earnings	12	3
Accumulated other comprehensive loss	(27)	(9)
Noncontrolling interest	791	1,391
Total Stockholders’ Equity	2,632	2,625
Total Liabilities and Stockholders’ Equity	$7,775	$7,860

(a)  Retrospectively adjusted as discussed in Note 1, Nature of Business.

See accompanying notes to consolidated financial statements.

NRG YIELD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2015	2014 (a)	2013 (a)
	(In millions)
Cash Flows from Operating Activities
Net income	$55	$99	$123
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions in excess of equity in earnings of unconsolidated affiliates	29	5	(6)
Depreciation and amortization	265	202	74
Amortization of financing costs and debt discount/premiums	16	10	4
Amortization of intangibles and out-of-market contracts	54	28	1
Adjustment for debt extinguishment	9	—	—
Change in deferred income taxes	12	4	8
Changes in derivative instruments	(45)	(14)	(21)
Changes in other working capital	(22)	(24)	(63)
Net Cash Provided by Operating Activities	373	310	120
Cash Flows from Investing Activities
Acquisition of businesses, net of cash acquired	(37)	(901)	(120)
Acquisition of Drop Down Assets, net of cash acquired	(698)	(311)	—
Capital expenditures	(29)	(33)	(353)
(Increase) decrease in restricted cash	(1)	49	(43)
Decrease in notes receivable, including affiliates	7	8	10
Proceeds from renewable energy grants	—	137	25
Net investments in unconsolidated affiliates	(360)	7	(34)
Other	—	11	—
Net Cash Used in Investing Activities	(1,118)	(1,033)	(515)
Cash Flows from Financing Activities
Contributions from noncontrolling interests	122	190	—
Capital contributions from NRG	—	2	171
Distributions and return of capital to NRG prior to the acquisition of Drop Down Assets and IPO	(38)	(290)	(707)
Proceeds from the issuance of common stock	599	630	468
Payment of dividends and distributions	(139)	(101)	(15)
Proceeds from issuance of long-term debt	844	975	594
Payment of debt issuance costs	(13)	(36)	(5)
Payments for long-term debt — external	(948)	(277)	(72)
Payments for long-term debt — affiliate	—	—	(2)
Net Cash Provided by Financing Activities	427	1,093	432
Net (Decrease) Increase in Cash and Cash Equivalents	(318)	370	37
Cash and Cash Equivalents at Beginning of Period	429	59	22
Cash and Cash Equivalents at End of Period	$111	$429	$59

(a)  Retrospectively adjusted as discussed in Note 1, Nature of Business.

See accompanying notes to consolidated financial statements.

Appendix Table A-1: Fourth Quarter 2015 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	53	(17)	2	(25)	13
Plus:
Income Tax Expense	—	—	—	4	4
Interest Expense, net	12	24	2	18	56
Depreciation, Amortization, and ARO Expense	20	42	5	—	67
Contract Amortization	2	12	—	—	14
Asset Write Offs	—	1	1	—	2
Merger and Transaction Costs	—	—	—	1	1
Mark to Market (MtM) Losses on economic hedges	—	3	—	—	3
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	20	—	—	23
Adjusted EBITDA	90	85	10	(2)	183

Appendix Table A-2: Fourth Quarter 2014 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	48	(42)	3	(5)	4
Plus:
Income Tax Expense	—	—	—	(11)	(11)
Interest Expense, net	13	50	1	13	77
Depreciation, Amortization, and ARO Expense	21	40	4	—	65
Contract Amortization	(6)	14	—	—	8
Merger and Transaction Costs	—	—	—	2	2
Mark to Market (MtM) (Gains) on economic hedges	—	(2)	—	—	(2)
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	13	—	—	16
Adjusted EBITDA	79	73	8	(1)	159

Appendix Table A-3: YTD December 31, 2015 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	156	(35)	22	(88)	55
Plus:
Income Tax Expense	—	—	—	12	12
Interest Expense, net	48	122	7	61	238
Depreciation, Amortization, and ARO Expense	82	166	19	—	267
Contract Amortization	6	46	2	—	54
Loss on Debt Extinguishment	7	2	—	—	9
Asset Write Offs	—	2	1	—	3
Merger and Transaction Costs	—	—	—	3	3
Mark to Market (MtM) Losses on economic hedges	—	2	—	—	2
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	14	63	—	—	77
Adjusted EBITDA	313	368	51	(12)	720

Appendix Table A-4: YTD December 31, 2014 Segment Adjusted EBITDA Reconciliation

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewable	Thermal	Corporate	Total
Net Income/(Loss)	141	(28)	31	(45)	99
Plus:
Income Tax Expense	—	—	—	4	4
Interest Expense, net	52	100	7	30	189
Depreciation, Amortization, and ARO Expense	82	104	18	—	204
Contract Amortization	4	23	2	—	29
Merger and Transaction Costs	—	—	—	4	4
Mark to Market (MtM) (Gains) on economic hedges	—	(2)	—	—	(2)
Adjustments to reflect NRG Yield’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	14	41	—	—	55
Adjusted EBITDA	293	238	58	(7)	582

Appendix Table A-5: Cash Available for Distribution Reconciliation

The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to adjusted EBITDA:

	Three Months Ended		Twelve Months Ended
($ in millions)	12/31/15	12/31/14	12/31/15	12/31/14
Adjusted EBITDA	183	159	720	582
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(30)	(16)	(112)	(80)
Cash distributions from unconsolidated affiliates	14	4	91	47
Cash distributions to non-controlling interest prior to Drop Down (NRG)	(4)	2	(26)	(41)
Cash interest paid	(70)	(68)	(251)	(175)
Maintenance Capital expenditures	(11)	(3)	(20)	(8)
Change in other assets	(12)	(12)	(12)	—
Principal amortization of indebtedness	(55)	(54)	(211)	(170)
Cash Available for Distribution	15	12	179	155

Appendix Table A-6: Full Year 2015 Sources and Uses of Liquidity

The following table summarizes the sources and uses of liquidity in the twelve months of 2015.

($ in millions)	Twelve months ended December 31, 2015
Sources:
Proceeds from Issuance of Class C Shares, net of expenses	$599
Net cash Provided by Operating Activities	373
Proceeds from Revolver, net of payments	306
Proceeds from Convertible Debt, net of expenses	281
Proceeds from Alta X/XI Tax Equity, net of expenses	119
Uses:
Acquisition of Businesses, net of cash acquired	735
Payments for Alta X/XI Long-Term Debt	491
Net Investments in unconsolidated affiliates	360
Payments for Long-Term Debt	211
Dividends and Distributions to NRG Yield’s Shareholders and NRG Energy	139
Net Other Cash Outflows	31
Capital Expenditures	29

Change in Cash and Cash Equivalents	$(318)

Appendix Table A-7: Adjusted EBITDA and Cash Available for Distribution Guidance(5)

($ in millions)	2016 Full Year
Income before Income Taxes	275
Interest Expense, net	270
Depreciation, Amortization, Contract Amortization, and ARO Expense	260
Adjusted EBITDA	$805
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(122)
Cash distributions from unconsolidated affiliates, net of tax equity proceeds	101
Cash distributions to non-controlling interest	(13)
Cash interest paid	(235)
Maintenance capital expenditures	(25)
Change in other assets	(8)
Principal amortization of indebtedness	(238)
Estimated Cash Available for Distribution	$265

(5)  Guidance excludes the impact of interest on cash drawn on NRG Yield’s revolving credit facility as of February 29th, 2016 which equates to $9 million on an annualized basis, subject to change

Appendix Table A-8: Adjusted EBITDA and Cash Available for Distribution from Acquisitions

($ in millions)	January 2nd 2015 Drop Down	Spring Canyon/Fuel Cell	Desert Sunlight Run-Rate	75% interest of NRG Wind TE Holdco Drop Down Run-Rate(6),(7)	Total
Income before Income Taxes	3	(1)	13	(9)	6
Interest Expense, net	36	—	—	10	46
Depreciation, Amortization, Contract Amortization, and ARO Expense	81	4	—	45	130
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	—	32	1	33
Adjusted EBITDA	120	3	45	47	215
Pro-rata Adjusted EBITDA from unconsolidated affiliates	—		(45)	(10)	(55)
Cash distributions from unconsolidated affiliates, net of tax equity proceeds	—	—	22	19	41
Cash distributions to non-controlling interest	—	—	—	(7)	(7)
Cash interest paid	(33)	—	—	(11)	(44)
Maintenance capital expenditures	—	—	—	(1)	(1)
Change in other assets	1	—	—	—	1
Principal amortization of indebtedness	(53)	—	—	(17)	(70)
Estimated Cash Available for Distribution	35	3	22	20	80

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG Yield’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG Yield considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not

(6)  Represents average run-rate CAFD calculated over the internally assumed useful life of the assets

(7)  75% interest in 814 net MW of wind assets primarily acquired by NRG in the EME transaction, Adjusted EBITDA is consolidated on NRG Yield, 75% pro-rata Adjusted EBITDA is approximately $35MM consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG Yield does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG Yield’s business. NRG Yield compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG Yield considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG Yield may incur expenses similar to the adjustments in this news release.

Cash Available for Distribution (CAFD) is adjusted EBITDA plus cash dividends from unconsolidated affiliates, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness and changes in others assets. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.